                                                                    Exhibit 10.8

                        STOCK OPTION AMENDMENT AGREEMENT

      This Agreement is made and entered into on this 29th day of December, 2006 between Broadcom Corporation (the "Company") and the undersigned holder of one or more options to purchase shares of the Company's Class A and/or Class B common stock (the "Optionee").

      WHEREAS, the Company previously granted to Optionee the options identified on attached SCHEDULE I (the "Options") to purchase shares of the Company's Class A and/or Class B common stock under the Company's 1998 Stock Incentive Plan, as amended and restated (the "Plan");

      WHEREAS, the Company and the Optionee entered into a formal Stock Option Agreement (the "Option Agreement") evidencing each such Option;

      WHEREAS, the Board of Directors of the Company has requested that the Optionee agree to increase the exercise price per share of the currently outstanding, unexercised portion of each such Option to the higher "New Exercise Price Per Share Following Amendment" set forth for that Option on Schedule I, and the Optionee has agreed to do so; and

      WHEREAS, such increase to the exercise price per share for the currently outstanding, unexercised portion of each such Option will also avoid any potentially adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, and any comparable provisions of applicable state tax law, with respect to the currently outstanding, unexercised portion of that Option that is potentially subject to Section 409A.

      NOW THEREFORE, the parties hereby agree as follows:

      1. INCREASED EXERCISE PRICE. The exercise price per share set forth in the Option Agreement for the currently outstanding, unexercised portion of each of the Options listed on SCHEDULE I is hereby increased to the "New Exercise Price Per Share Following Amendment" set forth for that Option on SCHEDULE I.

      2. ENTIRE AGREEMENT. This Agreement, together with the Option Agreements (to the extent not expressly amended hereby) and the Plan, represents the entire agreement of the parties with respect to the Options and supersedes any and all previous contracts, arrangements or understandings between the parties with respect to such Options. This Agreement may be amended at any time only by means of a writing signed by the Optionee and an authorized officer of the Company.

      3. CONTINUATION OF OPTION AGREEMENTS. Except for the foregoing increases to the exercise prices per share of the outstanding, unexercised portion of each of the Options, no other terms or provisions of the Option Agreements for such Options or the applicable Plans have been modified as a result of this Agreement, and those terms and provisions shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above.

                                        BROADCOM CORPORATION

                                        BY: /s/ Henry Samueli
                                            -----------------

                                        TITLE: Chairman of the Board
                                               and Chief Technical Officer

                                        OPTIONEE

                                        By: /s/ David A. Dull
                                            -----------------
                                            David A. Dull

SCHEDULE I

AMENDED OPTION(S)

                                                                  TOTAL
                                                                NUMBER OF
                                                                CURRENTLY        NUMBER OF
                                                               OUTSTANDING,      CURRENTLY
                                               NEW EXERCISE    UNEXERCISED      OUTSTANDING,
                                                 PRICE PER    OPTION SHARES     UNEXERCISED
                              EXERCISE PRICE       SHARE        SUBJECT TO     OPTION SHARES
                             PER SHARE PRIOR     FOLLOWING     NEW, AMENDED    UNVESTED AS OF
GRANT DATE   OPTION NUMBER     TO AMENDMENT      AMENDMENT    EXERCISE PRICE     12/31/2004
---------------------------------------------------------------------------------------------
11/03/1998       A00005            $13.63550      $20.50000           21,996           14,666

11/03/1998       A00006            $13.63550      $20.50000           10,254           10,254

 8/5/2002        F07517            $10.49330      $10.68000           37,500           21,095

 8/5/2002        F12698            $10.49330      $10.68000          130,000           46,875
---------------------------------------------------------------------------------------------